UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2014, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Philip T. Sager, M.D. to serve on the Board as a Class II director.  Dr. Sager is a Fellow of the American College of Cardiology, a Fellow of the American Heart Association and a Fellow of the Heart Rhythm Society.  Dr. Sager has served as a Consulting Professor of Medicine at the Stanford University School of Medicine since 2013, a Full Voting Member of the United States Food and Drug Administration Cardiovascular and Renal Drugs Advisory Committee since 2011, a private pharmaceutical, device and diagnostics consultant since 2010 and Member of the Scientific Programs Committee (“SPC”), the Scientific Oversight Committee (“SOC”) and the Executive Committee of the Cardiac Safety Research Consortium since 2006, serving as Cahir of the SPC and SOC at various times.  From 2009 through 2010 Dr. Sager was Vice President, Clinical Research and Head, CV/Metabolic Development for Gilead Sciences (Nasdaq:  GILD), a biotechnology company.  Dr. Sager holds an M.D. from Yale University School of Medicine and B.S. degrees in chemistry and biology from the Massachusetts Institute of Technology.

Dr. Sager has been appointed to the Nominating and Corporate Governance Committee and Compensation Committee.

Dr. Sager will participate in the Company's standard director compensation program. The program generally in effect for the Company's current fiscal year ending December 31, 2014 is described in "Director Compensation" in the Company's proxy statement for its 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2014.

Pursuant to this program, the Board of Directors awarded options to purchase 31,250 shares of the Company's Common Stock to Dr. Sager on June 13, 2014, the date he was elected to the Board.  12,500 of these options vest in 12 equal monthly installments from June 10, 2014.  With respect to the remaining 18,750 options, 25% vest on June 13, 2015 and the remainder vest in 36 equal monthly installments thereafter.

The Company issued a press release on June 13, 2014 announcing the appointment of Dr. Sager.  The press release is attached hereto as Exhibit 99.1.

On June 10, 2014 Bogdan Dziurzynski, D.P.A., a director of the Company, concluded his term on the Board and all committees thereof and did not stand for re-election at the Company’s 2014 Annual Meeting of Stockholders.  Previously, Dr. Dziurzynski served on the Compensation Committee and the Nominating and Corporate Governance Committee.  The decision of Dr. Dziurzynski to retire from the Board did not involve any disagreement with the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2014 Annual Meeting of Stockholders held on June 10, 2014:

(i) The election of one Class II director, as nominated by the Board of Directors, to hold office until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

(ii) The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

(iii) The approval of an amendment to the 2013 Stock Option and Incentive Plan to increase the aggregate number of shares authorized for issuance under the plan by 500,000 shares of common stock.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2014.

The number of shares of common stock entitled to vote at the annual meeting was 20,756,879.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 16,177,673.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominee was elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)           Election of one Class II Director.

Director Nominee	Votes For	Votes Withheld
Steven B. Engle	10,283,127	181,908

There were 5,712,638 broker non-votes regarding the election of directors.

(b)           Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The results of the voting included 15,956,860 votes for, 155,175 votes against, and 65,638 votes abstained.

There were zero broker non-votes regarding this proposal.

(c)           Amendment of the Company’s 2013 Stock Option and Incentive Plan.

Stockholders approved the amendment of the Company’s 2013 Stock Option and Incentive Plan.  The results of the voting included 10,362,838 votes for, 100,102 votes against, and 2,095 votes abstained.

There were 5,712,638 broker non-votes regarding this proposal.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration
(Principal Accounting Officer)